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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Plum Creek Timber Company, Inc. of our report dated January 23, 2001 relating to the financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
August 13, 2001
Seattle, Washington

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS